Exhibit 4.3

PENTAIR FINANCE S.À R.L.,

(formerly known as PENTAIR FINANCE S.A.)

as Issuer

AND

PENTAIR PLC,
as Parent and Guarantor

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE
Dated as of July 8, 2022

$400,000,000 of 5.900% Senior Notes due 2032

THIS EIGHTH SUPPLEMENTAL INDENTURE is dated as of July 8, 2022, among PENTAIR FINANCE S.À R.L. (formerly known as PENTAIR FINANCE S.A.), a Luxembourg private limited liability company (société à responsabilité limitée) with a registered office at 26, boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 166305, as issuer (the “Company”), PENTAIR PLC, an Irish public limited company, as guarantor (“Parent” or the “Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

A.      The Company, the Guarantor and the Trustee have heretofore executed and delivered an Indenture, dated as of September 16, 2015, as supplemented by the Seventh Supplemental Indenture, dated as of June 22, 2020 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness and the guarantee of such securities by the Guarantor to the extent described therein and in this Eighth Supplemental Indenture.

B.       Pursuant to resolutions of the Board of Managers, the Company has authorized the issuance of $400,000,000 principal amount of 5.900% Senior Notes due 2032 (the “Offered Securities”).

C.       The entry into this Eighth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.       The Company and the Guarantor desire to enter into this Eighth Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.       All things necessary to make this Eighth Supplemental Indenture a legal, valid and binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)               The Offered Securities constitute a series of securities having the title “5.900% Senior Notes due 2032”.

(2)               The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03 of the Base Indenture) is $400,000,000.

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Eighth Supplemental Indenture

(3)               The entire Outstanding principal of the Offered Securities shall be payable on July 15, 2032.

(4)               The rate at which the Offered Securities shall bear interest shall be 5.900% per year, as set forth in Section 1 of the form of Offered Security attached hereto as Exhibit A. The date from which interest shall accrue on the Offered Securities shall be July 8, 2022 or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be January 15 and July 15 of each year, beginning on January 15, 2023. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the January 1 and July 1 prior to each Interest Payment Date (a “regular record date”); however, interest payable at maturity will be paid to the Person to whom principal is payable. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date of the Offered Securities would otherwise be a day that is not a Business Day, that Interest Payment Date will be postponed to the next date that is a Business Day, and no interest on such payment will accrue in respect of the delay. If the maturity date or any date of redemption of the Offered Securities falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

(5)               The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in this Eighth Supplemental Indenture. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)               The Offered Securities shall be subject to redemption at the Company’s option on any redemption date as set forth in Section 5 of the form of Offered Security attached hereto as Exhibit A.

(7)               The Offered Securities shall be subject to a special mandatory redemption under the circumstances specified in Section 6 of the form of Offered Security attached hereto as Exhibit A.

(8)               Except as provided in this Eighth Supplemental Indenture, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities shall not have the benefit of any sinking fund. For the avoidance of doubt, the Company, the Guarantor and their respective Affiliates may purchase Offered Securities from the Holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any Offered Securities purchased by the Company, the Guarantor or any of their respective Affiliates may, at the purchaser’s discretion, be held, resold or canceled.

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Eighth Supplemental Indenture

(9)               Except as provided in this Eighth Supplemental Indenture, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(10)             The Offered Securities shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves.

(11)             The Offered Securities are not convertible into shares of common stock or other securities of the Company or the Guarantor.

(12)             In addition to the provisions of the Base Indenture referred to in Section 11.03(b) thereof, the covenants described in Section 1.3 of this Eighth Supplemental Indenture shall be subject to the Company’s covenant defeasance right set forth in Section 11.03 of the Base Indenture. In addition, following any such covenant defeasance, the Events of Default set forth in Sections 1.4(a)(3), 1.4(a)(4) (as it relates to the provisions of Section 1.3), 1.4(a)(5), 1.4(a)(8), 1.4(a)(9) and 1.4(a)(10) of this Eighth Supplemental Indenture shall cease to apply with respect to the Offered Securities.

Section 1.2 Additional Defined Terms.

As used in this Eighth Supplemental Indenture, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of the present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company, the Guarantor or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

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Eighth Supplemental Indenture

“Change of Control” means the occurrence on or after the Issue Date of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any person other than Parent or a direct or indirect wholly-owned Subsidiary of Parent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of more than 50% of Parent’s outstanding Voting Stock or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of Parent’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Parent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the approval by the holders of Parent’s Voting Stock of a plan for Parent’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (4) above if: (i) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to Parent under Section 10.2 of the Base Indenture pursuant to a transaction that is permitted under Section 10.1 of the Base Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of Parent’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless at least two of the three Rating Agencies are providing a rating for the Offered Securities at the commencement of any period referred to in the definition of “Rating Event”, a Rating Event shall be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all Intangible Assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

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Eighth Supplemental Indenture

“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Fitch” means Fitch Inc., and its successors.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with GAAP), (iv) all obligations as lessee to the extent capitalized in accordance with GAAP in effect on December 14, 2018 (without giving effect to any change to, or modification of, or the phase-in of the effectiveness of any amendments to, GAAP that would require the capitalization of leases characterized as “operating leases” as of such date) and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company, the Guarantor or any of their respective Subsidiaries or for which the Company, the Guarantor or any of their respective Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); provided, that, it is understood that the amount of any Indebtedness of any Person under this clause (v) shall be deemed to be the lower of (a) the amount of Indebtedness in respect of which such guarantee or other similar obligation exists and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such guarantee or other similar obligation; provided, further, that, notwithstanding the foregoing, Indebtedness shall exclude: (x) defeased, discharged and/or redeemed indebtedness so long as (1) neither the Guarantor nor any Subsidiary thereof has any liability (contingent or otherwise) with respect to such Indebtedness and (2) the cash, securities and/or other assets used to defease, discharge and/or redeem such Indebtedness are not, directly or indirectly, an asset of the Guarantor or any Subsidiary thereof and (y) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness..

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Eighth Supplemental Indenture

“Intangible Assets” means the amount, if any, stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Issue Date” means the date on which the Offered Securities are originally issued.

“Lien” means a mortgage, pledge, security interest, lien or similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Guarantor or the Company or any Subsidiary of the Guarantor or the Company and not to the Guarantor or the Company or any Subsidiary of the Guarantor or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of Parent, the Company or any of their respective Subsidiaries (but excluding leases and other contract rights that might otherwise be deemed real property) that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by Parent, the Company or any of their respective Subsidiaries on the Issue Date, (B) the initial construction of which has been completed after the Issue Date, or (C) is acquired after the Issue Date, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of Parent, are not collectively of material importance to the total business conducted by Parent and its Subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on the Issue Date in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of Parent as of the applicable date.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P, and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Managers) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

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Eighth Supplemental Indenture

“Rating Event” means the rating on the Offered Securities is lowered by at least two of the three Rating Agencies and the Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended for so long as the rating of the Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of Parent’s first public notice of the occurrence of a Change of Control or Parent’s intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

“Restricted Subsidiary” means any Subsidiary of the Company or Parent that directly or indirectly owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company, Parent or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 270 days and has been or is to be sold or transferred by the Company, Parent or a Restricted Subsidiary to such Person other than the Guarantor, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person.

All accounting terms not otherwise defined in the Base Indenture will have the meanings assigned to them in accordance with GAAP as in effect from time to time; provided, however, that, notwithstanding any change in GAAP with respect thereto after December 14, 2018, leases will continue to be classified and accounted for on a basis consistent with GAAP as in effect on such date for all purposes of the Base Indenture and the Offered Securities (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date), other than for purposes of provisions relating to the preparation or delivery of financial statements.

Section 1.3 Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Base Indenture and Section 1.1 of this Eighth Supplemental Indenture):

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Eighth Supplemental Indenture

(1)               Limitation on Liens.

Neither the Company nor the Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a Lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, without effectively providing that, for so long as such Lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a Lien and Indebtedness which is not so secured shall not, solely by reason of such Lien, be deemed to be of different ranking) shall be equally and ratably secured by a Lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a)               Liens existing on the Issue Date;

(b)               Liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c)               Liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company, the Guarantor or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company, the Guarantor or any Restricted Subsidiary;

(d)               Liens on any Principal Property existing at the time of acquisition thereof by the Company, the Guarantor or any Restricted Subsidiary, or Liens to secure the payment of the purchase price of such Principal Property by the Company, the Guarantor or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company, the Guarantor or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or the cost of constructing, repairing, replacing or improving such Principal Property, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 270 days after (A) such acquisition or (B) in the case of real property, the later of (y) the completion of such construction, repair, replacement or improvement of such property or (z) the date of commencement of the commercial operation of the property constructed, repaired, replaced or improved, as applicable; provided, however, that in the case of any such acquisition, construction, repair, replacement or improvement, the Lien shall not apply to any Principal Property theretofore owned by the Company, the Guarantor or a Restricted Subsidiary, other than the Principal Property so acquired, constructed, repaired, replaced or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

(e)               Liens securing Indebtedness owing by any Restricted Subsidiary to the Company, the Guarantor or a Subsidiary thereof or by the Company to the Guarantor;

(f)                Liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

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Eighth Supplemental Indenture

(g)               pledges, Liens or deposits under workers’ compensation or similar legislation, and Liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company, the Guarantor or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company, the Guarantor or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company, the Guarantor or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, Liens or deposits made or incurred in the ordinary course of business;

(h)               Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate action, including Liens arising out of judgments or awards against the Company, the Guarantor or any Restricted Subsidiary with respect to which the Company, the Guarantor or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 60 days of the date of judgment; or Liens incurred by the Company, the Guarantor or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company, the Guarantor or such Restricted Subsidiary is a party, provided that (x) in the case of Liens arising out of judgments or awards, the enforcement of such Liens is effectively stayed and (y) the aggregate amount secured by all such Liens does not exceed, at the time of creation thereof, $100,000,000;

(i)                 Liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate action; landlord’s Liens on property held under lease and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith; and any other Liens or charges incidental to the conduct of the business of the Company, the Guarantor or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Guarantor, do not materially impair the use of such assets in the operation of the business of the Company, the Guarantor or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j)                 Liens to secure the Company’s, the Guarantor’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

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Eighth Supplemental Indenture

(k)               Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the Company’s, the Guarantor’s or any Restricted Subsidiary’s business;

(l)                 Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the Company’s, the Guarantor’s or any Restricted Subsidiary’s business;

(m)             Liens not permitted by the foregoing clauses (a) to (l), inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such Lien, the aggregate amount of all outstanding Indebtedness of the Company, the Guarantor and all Restricted Subsidiaries, without duplication, secured by all such Liens not so permitted by the foregoing clauses (a) through (l), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below, do not exceed an amount equal to 15% of Consolidated Net Tangible Assets; and

(n)               any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien referred to in the foregoing clauses (a) to (m), inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under clauses (a) through (m)) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the Lien so extended, renewed or replaced, plus improvements and construction on real property.

Notwithstanding the foregoing, any Liens securing the Offered Securities granted pursuant to this Section 1.3(1) shall be automatically released and discharged upon the release by all Holders of the Indebtedness secured by the Lien giving rise to the Lien securing the Offered Securities (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer to any Person not an Affiliate of Parent or the Company of such Principal Property.

(2)               Limitation on Sale and Lease-Back Transactions.

Neither the Company nor the Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Company, the Guarantor and/or one or more Subsidiaries of the Guarantor) unless:

(a)               the Company, the Guarantor or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to Section 1.3(1) of this Eighth Supplemental Indenture; or

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Eighth Supplemental Indenture

(b)               the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by Parent’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 270 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Offered Securities, or of Funded Indebtedness of Parent or a consolidated Subsidiary ranking on a parity with or senior to the Offered Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Offered Securities delivered within 270 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by Parent or a consolidated Subsidiary ranking on a parity with or senior to the Offered Securities within such 270-day period, excluding retirements of Offered Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3)               Change of Control Triggering Event.

(a)               If a Change of Control Triggering Event with respect to the Offered Securities occurs, unless the Company has exercised its option to redeem the Offered Securities, it shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth in this Eighth Supplemental Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities to be repurchased, plus accrued and unpaid interest, if any, on the Offered Securities to be repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Offered Securities or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and to the Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Offered Securities on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 and no later than 60 days from the date such notice is sent (or, in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

12
Eighth Supplemental Indenture

(b)               If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

(c)               In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of Offered Security attached hereto as Exhibit A) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(i)               the name of the Holder of such Offered Security;

(ii)              the principal amount of such Offered Security;

(iii)             the principal amount of such Offered Security to be repurchased;

(iv)             the certificate number or a description of the tenor and terms of such Offered Security;

(v)              a statement that the Holder is accepting the Change of Control Offer; and

(vi)             a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, shall be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(d)              Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining Outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e)              On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)               accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii)              deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and

13
Eighth Supplemental Indenture

(iii)             deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.

(f)               The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Base Indenture (as supplemented by this Eighth Supplemental Indenture), other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(g)              Notwithstanding the foregoing, the Company and the Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.3(3), neither the Company nor the Guarantor shall be deemed to have breached its obligations under this Section 1.3(3) by virtue of its compliance with such securities laws or regulations.

(4)               Limitation on Mergers and Other Transactions.

Each of the Company and the Guarantor covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets in one transaction or a series of related transactions to any Person, unless:

(a)              either the Company or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Company or the Guarantor, as the case may be (if other than the Company or the Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the Offered Securities or the obligations under the Guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Base Indenture (as supplemented by this Eighth Supplemental Indenture) to be performed or observed by the Company or the Guarantor, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such person, and (B) shall be an organization (i) treated as a “corporation” for United States federal tax purposes and (ii) organized under the laws of the United States, any state thereof or the District of Columbia, Luxembourg, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the Issue Date, or Switzerland, (C) shall agree to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Offered Securities or the Guarantee (as applicable) imposed by any jurisdiction in which such successor entity is organized or otherwise a resident for tax purposes pursuant to the terms set forth and, subject to the exceptions described in, Section 14.02 of the Base Indenture and (D) shall obtain either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Offered Securities for new debt instruments for United States federal income tax purposes; and

14
Eighth Supplemental Indenture

(b)              no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

The Company shall deliver to the Trustee prior to or simultaneously with the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with the Base Indenture.

Section 1.4 Events of Default.

Solely with respect to the Offered Securities, the provisions set forth below shall replace in their entirety Sections 6.01(a) and (b) of the Base Indenture:

“(a)            Whenever used herein with respect to the Offered Securities, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)               default in the payment of any installment of interest upon the Offered Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)               default in the payment of all or any part of the principal of or premium, if any, on any of the Offered Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(3)               default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Offered Securities;

(4)               default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in respect of the Offered Securities and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company or the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Offered Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Base Indenture;

(5)               the guarantee with respect to the Offered Securities shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or the Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Base Indenture, the Eighth Supplemental Indenture and such guarantee;

15
Eighth Supplemental Indenture

(6)               a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or the Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(7)               the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or Parent or for any substantial part of its property, or make any general assignment for the benefit of creditors;

(8)               default in the performance or breach by the Company or the Guarantor of the covenant described under Section 10.01 of the Base Indenture;

(9)               failure by the Company for 60 days from receipt of written notice by the Trustee or the Holders of at least 25% of the principal amount of the Offered Securities Outstanding to comply with the provisions under Section 1.3(3) of this Eighth Supplemental Indenture;

(10)           an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Guarantor or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Company, the Guarantor or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of the Company, the Guarantor or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Offered Securities; provided, however, that:

(a)               if such event of default under such indenture or instrument shall be remedied or cured by the Company or the Guarantor or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; and

16
Eighth Supplemental Indenture

(b)               subject to the provisions of Sections 7.01 and 7.02 of the Base Indenture, the Trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Company or the Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Offered Securities; and

(11)         failure by the Company to redeem the Offered Securities pursuant to the provisions described in Section 6 of the form of Offered Security attached hereto as Exhibit A;

(b)        If an Event of Default shall have occurred and be continuing in respect of the Offered Securities, in each and every case (other than an Event of Default described in the sixth and seventh paragraphs above), unless the principal of all the Offered Securities shall have already become due and payable, either the Trustee at the request of the Holder or Holders of not less than 25% in aggregate principal amount of the Offered Securities then outstanding, by notice in writing to the Company and the Guarantor, as applicable, and to the Trustee if given by such Holder or Holders, may declare the unpaid principal and accrued interest of all the Offered Securities to be due and payable immediately. If an Event of Default described in the sixth and seventh paragraphs above shall have occurred in respect of the Offered Securities, the unpaid principal and accrued and unpaid interest of all the Offered Securities shall be due and payable immediately, without any declaration or other act on the part of the Trustee or the Holders.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Eighth Supplemental Indenture shall have the meanings ascribed thereto in the form of Offered Security attached hereto as Exhibit A or in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Eighth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Base Indenture. The recitals contained in this Eighth Supplemental Indenture and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to (i) the validity or sufficiency of this Eighth Supplemental Indenture or of the Offered Securities, (ii) the proper authorization hereof by the Guarantor and the Company by action or otherwise, (iii) the due execution hereof by the Guarantor and the Company or (iv) the consequences of any amendment herein provided for. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

17 Eighth Supplemental Indenture

Section 2.4 Governing Law.

This Eighth Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would require the application of any other law. This Eighth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939 that are required to be part of this Eighth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Base Indenture and the Offered Securities is excluded.

Section 2.5 Separability.

In case any one or more of the provisions contained in this Eighth Supplemental Indenture or in the Offered Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighth Supplemental Indenture or of such Offered Securities, but this Eighth Supplemental Indenture and such Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.6 Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.7 No Benefit.

Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Eighth Supplemental Indenture or the Base Indenture.

Section 2.8 Amendments and Supplemental Indentures.

This Eighth Supplemental Indenture and the Offered Securities are subject to the provisions regarding supplemental indentures and amendments set forth in Article IX of the Base Indenture, as amended by this Eighth Supplemental Indenture.

18 Eighth Supplemental Indenture

Section 2.9 Legal, Valid and Binding Obligation.

The Guarantor and the Company hereby represent and warrant that, assuming the due authorization, execution and delivery of this Eighth Supplemental Indenture by the Trustee, this Eighth Supplemental Indenture is the legal, valid and binding obligation of the Guarantor and the Company enforceable against the Guarantor and the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

[Signature Page Follows]

19 Eighth Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

PENTAIR FINANCE S.À R.L., as Issuer

By:	/s/ James C. Lucas
Name:	James C. Lucas
Title:	Manager

PENTAIR PLC, as Parent and Guarantor

By:	/s/ Robert P. Fishman
Name:	Robert P. Fishman
Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

[Signature Page to Eighth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

FORM OF 5.900% NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

5.900% SENIOR NOTES DUE 2032

No. [ ]	$[ ]

CUSIP No. 709629AS8

ISIN US709629AS88

PENTAIR FINANCE S.À R.L.
Société à responsabilité limitée

26, boulevard Royal

L-2449 Luxembourg

R.C.S. B 166305

promises to pay to [      ] or registered assigns, the principal sum of [              ] Dollars on July 15, 2032.

Interest Payment Dates: January 15 and July 15

Regular Record Dates: January 1 and July 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

PENTAIR FINANCE S.À R.L.

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

GUARANTEE

For value received, PENTAIR PLC hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest and any Additional Amounts, if any, on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, and (ii) to the Trustee all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security and Article XV of the Base Indenture. This Guarantee shall not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

PENTAIR PLC

By:
Name:
Title:

PENTAIR FINANCE S.À R.L.
Société à responsabilité limitée
26, boulevard Royal
L-2449 Luxembourg
R.C.S. B 166305

5.900% Senior Notes due 2032

This security is one of a duly authorized series of debt securities of Pentair Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 26, boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 166305 (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of September 16, 2015, as supplemented by the Seventh Supplemental Indenture, dated as of June 22, 2020 (the “Base Indenture”), duly executed and delivered by and among the Company, Pentair plc, an Irish public limited company (“Parent” or the “Guarantor”), and U.S. Bank Trust Company, National Association, a national banking association, as successor to U.S. Bank National Association (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of July 8, 2022 (the “Eighth Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee. The Base Indenture as supplemented and amended by the Eighth Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantor and the holders of this Security (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or in the Eighth Supplemental Indenture, as applicable.

1.                  Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 5.900% (the “Interest Rate”). The Company shall pay interest semi-annually on January 15 and July 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be January 15, 2023. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.                  Method of Payment.  The Company shall pay interest on this Security (except defaulted interest), if any, to the persons in whose name such Security is registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that this Security or a portion hereof is called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Security shall be paid upon presentation and surrender of this Security as provided in the Indenture. The principal of and the interest on this Security shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.                  Paying Agent and Registrar.  Initially, U.S. Bank Trust Company, National Association, the Trustee, shall act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Guarantor, the Company or any of their Subsidiaries may act in any such capacity.

4.                  Indenture.  The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date the Indenture is qualified. This Security is subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. These Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “5.900% Senior Notes due 2032”, initially limited to $400,000,000 in aggregate principal amount.

The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Eighth Supplemental Indenture. Requests may be made to: Pentair Finance S.à r.l., 26, boulevard Royal, L-2449 Luxembourg, Attention: the Managers.

5.                  Optional Redemption.  Prior to April 15, 2032 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed. In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by the Depository, the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

This Security is also subject to redemption to the extent provided in Section 14.01 of the Base Indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

6.                  Special Mandatory Redemption. If (a) the consummation of the Manitowoc Ice Acquisition does not occur on or prior to January 14, 2023 (or such later date on or before April 14, 2023 as extended by the parties to the Purchase Agreement pursuant to the terms and conditions set forth therein, the “outside date”), (b) the Company notifies the Trustee and the Holders of the Securities that in its reasonable judgment the Manitowoc Ice Acquisition will not be consummated on or prior to the outside date or (c) the Purchase Agreement has been terminated without the consummation of the Manitowoc Ice Acquisition (each of (a), (b) and (c), a “Special Mandatory Redemption Trigger”), the Company will redeem all of the Securities then outstanding on the date of the special mandatory redemption (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities then outstanding, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than two Business Days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice to the Trustee and the Holders of the Securities of the Special Mandatory Redemption and the date upon which the Securities will be redeemed (the “Special Mandatory Redemption Date”, which date shall be on or about the tenth Business Day following the date of such notice (or such other minimum period as may be required by DTC)) together with a notice of a Special Mandatory Redemption for the Trustee to deliver to each registered holder of Securities to be redeemed. At the Company’s written request, given at least one Business Day before such notice is to be sent, the Trustee will then promptly mail or electronically deliver (or otherwise transmit in accordance with the Depositary’s procedures), such notice of Special Mandatory Redemption to each registered holder of the Securities to be redeemed. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities to be redeemed.

Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Securities and the Indenture.

“Manitowoc Ice Acquisition” means the acquisition by Pentair Commercial Ice LLC, a Delaware limited liability company and wholly owned subsidiary of the Guarantor, of the issued and outstanding equity securities of Manitowoc Foodservice (Luxembourg) S.a.r.l., Manitowoc FSG Holding, LLC, Manitowoc FSG Manufactura Mexico, S. De R.L. De C.v., and WELBILT (China) Foodservice Co., Ltd and certain other assets, rights and properties, and assumption of certain liabilities, comprising Welbilt, Inc.’s Manitowoc Ice business, pursuant to the Purchase Agreement.

“Purchase Agreement” means the Purchase Agreement, dated March 2, 2022, between Pentair Commercial Ice LLC and Welbilt, Inc. and, for the limited purposes set forth therein, the Guarantor.

7.                  Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem this Security, it shall be required to make an offer to the holder of this Security to repurchase, at such holder’s election, all or a part (equal to $2,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount of this Security shall be at least the minimum authorized denomination thereof), of this Security, in cash equal to 101% of the aggregate principal amount of this Security to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to this Security, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice shall be sent to the Trustee and to each Securityholder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 and no later than 60 days from the date such notice is sent (or, in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

8.                  Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day a notice of redemption is sent of less than all of the Outstanding Securities of the same series and ending at the close of business on the day such notice of redemption is sent; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable regular record date and the next succeeding Interest Payment Date.

9.                  Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.

10.              Repayment to the Guarantor or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Guarantor or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the Securityholders for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Guarantor or the Company, as applicable, or (if then held by the Guarantor or the Company) shall be discharged from such trust. After return to the Company or the Guarantor, Securityholders entitled to the money or securities must look to the Company or the Guarantor, as applicable, for payment as unsecured general creditors.

11.              Amendments, Supplements and Waivers.  The Base Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Base Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any security of any series; (iii) reduce the premium payable upon the redemption of any security; (iv) make any security payable in Currency other than that stated in the security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); (vi) modify any subordination provisions applicable to this Security or the guarantee of this Security in a manner adverse in any material respect to the holder hereof; or (vii) reduce the percentage of securities, the holders of which are required to consent to any such supplemental indenture or indentures. In addition, without the consent of the Holder of each Security so affected, no supplemental indenture may reduce any premium payable on the redemption of the Securities or change the time at which the Securities may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the Securities pursuant to the provisions described in Section 6 of this Security.

The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past default under the Base Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of such series as and when the same shall become due by the terms of such securities.

Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such Securityholder and upon all future Securityholders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

12.              Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the securities of such series then Outstanding, by notice in writing to the Company and the Guarantor (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

13.              Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14.              No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Guarantor or the Company or of any predecessor or successor Person, either directly or through the Guarantor or the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, organizers, shareholders, partners, members, officers, directors, managers or agents as such, of the Guarantor or the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, organizer, shareholder, partner, member, officer, director, manager or agent as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15.              Discharge of Indenture.  The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16.              Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17.              Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Securityholder by the Guarantor, as provided in the related Guarantee and the Indenture.

18.              Additional Amounts. The Company and the Guarantor are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

19.              Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.              Governing Law.  The Base Indenture, the Eighth Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would require the application of any other law. The Base Indenture, the Eighth Supplemental Indenture and this Security (and the Guarantee hereon) are subject to the provisions of the TIA that are required to be part of the Base Indenture, the Eighth Supplemental Indenture and this Security (and the Guarantee hereon) and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Base Indenture, the Eighth Supplemental Indenture and this Security (and the Guarantee hereon) is excluded.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	____________________

Your Signature: _____________________________

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

ELECTION FORM

TO BE COMPLETED ONLY IF THE SECURITYHOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                                                                         , at ___________________________________                                                                                                                                                                               (please print or typewrite name, address and telephone number of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Securityholder, either (i) the Security with this “Election Form” duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Securityholder, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the paying agent is 60 Livingston Avenue, St. Paul, MN 55107; Attention: Paying Agent - Unisys.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Securityholder elects to have repurchased: $                       .

Securityholder:

By:
Name:
Title:

A-13